October 26, 1999

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-
K of Developed Technology Resource, Incorporated, dated
October 26, 1999.

Yours truly,


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Minneapolis, Minnesota